UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2010

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Washington Boulevard, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 975-6320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 17, 2010, The Student Loan Corporation (SLC) issued a press release announcing that it has entered into a definitive agreement with Discover Financial Services (Discover) for Discover to acquire SLC, and thereby become the owner of its private student loan business as well as $4 billion of its private student loans. Separately and immediately prior to the transaction, (i) SLM Corporation will acquire from SLC $28 billion of securitized federal student loans and related assets and (ii) Citigroup, Inc., which indirectly owns 80% of the outstanding common stock of SLC, will acquire from SLC certain federal and private student loans and other assets totaling $8.7 billion. Upon the closing of the transactions described above, shareholders of SLC will receive $30 per share.

A copy of the above-referenced press release and certain related communications are being filed as Exhibits 99.1 - 99.4 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 17, 2010, issued by The Student Loan Corporation

99.2	Letter to all employees of The Student Loan Corporation, dated September 17, 2010, from Michael J. Reardon, the Chairman, President and Chief Executive Officer of The Student Loan Corporation

99.3	Employee communication presentation

99.4	E-mail to Financial Aid Administrators, sent by The Student Loan Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION By: /s/ Noelle Whitehead Name: Noelle Whitehead Title: Controller and Chief Accounting Officer

Dated: September 17, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated September 17, 2010, issued by The Student Loan Corporation

99.2	Letter to all employees of The Student Loan Corporation, dated September 17, 2010, from Michael J. Reardon, the Chairman, President and Chief Executive Officer of The Student Loan Corporation

99.3	Employee communication presentation

99.4	E-mail to Financial Aid Administrators, sent by The Student Loan Corporation